UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event report)  November 22, 2006

   Severn Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland    0-49731    52-1726127
(State or other jurisdiction   (Commission    (IRS Employer
of incorporation)    File Number)   Identification Number)

         1919A West Street, Annapolis, Maryland    21401
(Address of principal executive offices)   (Zip Code)

410-268-4554

(Registrant’s telephone number, including area code)

(Former name or former address, if change since last report)

Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE.

Melvin E. Meekins, Jr., Executive Vice President of Severn Bancorp, Inc. (“Bancorp”) and Severn Savings Bank, FSB has announced his intention to sell up to 150,000 shares of Bancorp common stock over the next 15 months. Mr. Meekins currently owns, individually and with his wife, 449,455 shares of Bancorp. Mr. Meekins beneficially owns an additional 108,503 shares of Bancorp.

Mr. Meekins also advised Bancorp that the shares will be sold pursuant to a written plan adopted by him with a broker in accordance with Rule 10b5-1 under the Securities Exchange Act. The plan provides for the sale of Bancorp common stock subject to quantity, date and price directions and other variables.

Mr. Meekins has announced that after 2007 he intends to retire as a full time Executive Vice President and contemplates a part time role with Bancorp that has yet to be determined.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                   Severn Bancorp, Inc.

Dated: November 22, 2006           By:  /S/Alan J. Hyatt/
                                                                             Alan J. Hyatt
                                                                             President